UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In connection with the offering described below, Analog Devices, Inc. (“Analog Devices”) is updating its prior net interest expense disclosure. Analog Devices now expects net interest expense in the first quarter of fiscal 2016 to be approximately $13 million, or $10 million excluding debt extinguishment-related costs, and for net interest expense in the remainder of fiscal 2016 to be approximately $16 million per quarter.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section; nor shall this Item 7.01 or any of the information contained herein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On December 3, 2015, Analog Devices entered into an Underwriting Agreement among Analog Devices and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”) pursuant to which Analog Devices intends to issue $850 million aggregate principal amount of 3.900% senior unsecured notes due December 15, 2025 (the “2025 Notes”) and $400 million aggregate principal amount of 5.300% senior unsecured notes due December 15, 2045 (the “2045 Notes,” and together with the 2025 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-207043) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission. The Notes are to be issued under an indenture between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by a supplemental indenture to be entered into with the trustee, prior to the closing of the transactions contemplated by the Underwriting Agreement. The offering is expected to close on December 14, 2015.

The Company expects that the net proceeds from the sale of the Notes will be approximately $1.235 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use approximately $378 million of the net proceeds from the offering to fund the separately announced redemption of all of its outstanding 3.00% Notes due April 15, 2016 (the “2016 Notes”) on December 18, 2015 (the “Redemption Date”). The Company intends to use any remaining proceeds from the sale of the Notes after the redemption for general corporate purposes, which may include capital expenditures, repurchases of common stock under its stock repurchase program, repayment or refinancing of existing indebtedness, dividend payments and potential acquisitions.

The above description is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The full text of the press release issued in connection with the announcement of the redemption of the 2016 Notes is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: December 4, 2015	By:	/s/ David A. Zinsner
	Name:	David A. Zinsner
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 3, 2015.

99.1	Press Release dated December 3, 2015.